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                                                                    EXHIBIT 10.4


                         FULL RECOURSE PROMISSORY NOTE

$1,050,000.00                                              San Diego, California
                                                                  March 20, 2000


        FOR VALUE RECEIVED, Hus Tigli promises to pay to Optical Micro-Machines, Inc., a California corporation (the "Company"), or order, the principal sum of One Million Fifty Thousand Dollars ($1,050,000.00), together with interest on the unpaid principal hereof from the date hereof at the rate of six and sixty nine hundredths percent (6.69%) per annum, compounded semiannually.

        Principal and interest shall be due and payable on March 20, 2005. Payment of principal and interest shall be made in lawful money of the United States of America.

        The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

        This Note is subject to the terms of the Options, dated as of February 1, 2000. This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

        The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

        In the event the undersigned shall cease to be an employee, director or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

        Should an action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                            /s/ Hus Tigli
                                            ------------------------------------
                                            Hus Tigli